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                                  CARSON, INC.
                                  64 ROSS ROAD
                               SAVANNAH, GA 31405

FOR IMMEDIATE RELEASE

                    CARSON SAYS JUSTICE DEPARTMENT REQUESTS
                 ADDITIONAL INFORMATION ON PENDING ACQUISITION

SAVANNAH, GA, March 23, 2000 -- Carson, Inc. (NYSE:CIC) announced today that it understands that a second request for additional information has been delivered by the Department of Justice to Cosmair, Inc., under the Hart-Scott-Rodino Antitrust Improvements Act in connection with Cosmair's pending offer for all the issued and outstanding shares of the Company. In this connection, Carson has been served with a civil investigative demand by the DOJ for additional documentation. The parties intend to comply with these requests as soon as practicable.


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Contact: Robert Pierce, CFO               Steven S. Anreder
         Carson, Inc.                     Anreder Hirschhorn Silver & Co.
         (912) 651-3808                   (212) 532-3232
                                          sanreder@ahscompany.com